SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2006 (February 7, 2006)

Toys “R” Us, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Geoffrey Way
Wayne, New Jersey 07470
(Address of principal executive offices)

Registrant’s telephone number, including area of service (973) 617-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry	into a Material Definitive Agreement.

The information set forth under Item 5.02 is incorporated by reference into this Item 1.01.

ITEM 5.02. Departure	of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 7, 2006, Toys “R” Us, Inc. (the “Company”) announced the appointment of Gerald L. Storch as Chairman of the Board of Directors and Chief Executive Officer of the Company. Richard L. Markee who served as Interim Chief Executive Officer of the Company since July 2005 will continue as President of Babies “R” Us and Vice Chairman of the Company.

A copy of the Company’s press release announcing the foregoing is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Mr. Storch, 49, was Vice Chairman of Target Corporation from January 2001 until October 2005. He served as President, Financial Services and New Businesses of Target Corporation from May 1998 to January 2001. Mr. Storch joined Target Corporation (then called Dayton-Hudson Corp.) in 1993.

Mr. Storch’s employment is governed by an employment agreement, dated as of and entered into on February 6, 2006, between the Company and Mr. Storch (the “Agreement”). The initial employment term under the Agreement ends on the fifth anniversary of the “Hire Date” of February 7, 2006 (the “Initial Term”). The Agreement provides for automatic one-year renewals following the Initial Term, unless either party provides the other party with written notice of non-renewal at least sixty days prior to the next renewal date. The Agreement provides for a base salary of $1,000,000 per year (which may be increased at the board’s discretion) plus participation in the Company’s welfare benefit plans and retirement plans on the same basis as those benefits are generally made available to other senior executives of the Company. Mr. Storch will also be reimbursed for his relocation expenses and legal expenses in connection with the Agreement. Mr. Storch is also eligible to earn an annual bonus award of up to 200% of Mr. Storch’s base salary (which amount may be increased at the board’s discretion in accordance with the Company’s incentive plan in the event the Company’s performance exceeds certain performance targets established by the board) payable upon achievement of certain performance targets established by the board and pursuant to the terms of the Company’s incentive plan.

Pursuant to the terms of the Agreement, Mr. Storch agreed to purchase equity in Toys “R” Us Holdings, Inc., our parent company (“Holdings”), and Holdings agreed to grant an option to Mr. Storch pursuant to the Toys “R” Us Holdings, Inc. 2005 Management Equity Plan (the “Plan”). Specifically, on February 7, 2006, Mr. Storch will purchase 672,897 shares of Class A Common Stock of Holdings and 74,766 shares of Class L Common Stock of Holdings for an aggregate purchase price of approximately $2.0 million (collectively referred to as the “Restricted Stock”). The Restricted Stock is subject to certain transfer restrictions, as well as a put right exercisable in certain circumstances by Mr. Storch and a call right exercisable by Holdings (and, if not exercised by Holdings, by Holdings’ equity sponsors—Bain Capital Partners LLC, Toybox Holdings, LLC and Vornado Truck, LLC) in the event Mr. Storch is no longer employed by Holdings or any of its subsidiaries. In addition, on February 7, 2006, Holdings will grant Mr. Storch an option to purchase 6,728,976 shares of Class A Common Stock of Holdings and 747,664 shares of Class L Common Stock of Holdings with an exercise price equal to the same per share price as the purchase price of the Restricted Stock (collectively referred to as the “Option”). The shares underlying the Option vest in three tranches and are either “time options” that vest and become exercisable over a five year period or “performance options” that vest and become exercisable based on the achievement of certain performance targets set forth in the Plan. However, all “time options” become fully vested on a “Change in Control” (as defined in the Plan) and the “performance options” become fully vested on the eighth anniversary of the date of grant even if the performance targets have not been achieved, provided Mr. Storch is still employed through such date.

The employment term under the Agreement may be terminated by either party at any time and for any reason provided that Mr. Storch will be required to give the Company at least 30 days advance written notice if he resigns from the Company without “Good Reason” (as defined in the Agreement).

Under the Agreement, if Mr. Storch’s employment is terminated by the Company without “Cause” (as defined in the Agreement), or if Mr. Storch terminates his employment for “Good Reason” (as defined in the Agreement), Mr. Storch would be entitled to receive (i) the “Accrued Rights” (as defined in the Agreement), (ii) a pro-rated portion of his annual bonus through the date of termination that would have been payable absent such termination with respect to the fiscal year in which the date of termination occurs, and (iii) in exchange for a release of claims against the Company and its affiliates, payment of an aggregate amount equal to two times his annual base salary in effect on the date of termination plus (x) the actual amount of incentive bonus that was received in respect of the fiscal year immediately preceding the year of termination multiplied by the “Severance Period” as expressed in years. The “Severance Period” is initially a 12-month period commencing on the date of termination, which period is increased by three months on each anniversary of the “Hire Date”, up to a maximum of 24 months. Further, the Company will be obligated to provide for the continuation of medical, dental and life insurance benefits to Mr. Storch under the Company’s benefit plans for the Severance Period; and if such coverage cannot be provided under the terms of the applicable plans, the Company will be obligated to pay Mr. Storch an amount equal to the Company’s cost of providing such benefits as if his employment had not been terminated.

The Agreement provides that Mr. Storch will be subject to a covenant not to compete and a covenant not to solicit employees, consultants, suppliers or service providers at all times while employed and during the Severance Period (regardless of whether Mr. Storch is receiving severance payments) and a covenant not to disclose confidential information during the employment term and at all times thereafter.

ITEM 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Company’s Press Release dated February 7, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOYS “R” US, INC.
(Registrant)

Date: February 7, 2006	By:	/s/ Raymond L. Arthur
Name: Raymond L. Arthur
Title: Executive Vice President–Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Company’s Press Release dated February 7, 2006.